Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors and/or officers of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, hereby constitutes and appoints Israel Makov, George S. Barrett and Dan S. Suesskind, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver a registration statement filed on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to sign any registration statement for the same offering covered by such registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title(s)	Date
/s/ Eli Hurvitz Eli Hurvitz	Chairman	January 25, 2006

/s/ Israel Makov Israel Makov	President and Chief Executive Officer (Principal Executive Officer)	January 25, 2006

/s/ Dan S. Suesskind Dan S. Suesskind	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2006

/s/ Ruth Cheshin Ruth Cheshin	Director	January 25, 2006

Abraham E. Cohen	Director	____________

/s/ Leslie L. Dan Leslie L. Dan	Director	January 25, 2006

/s/ Meir Heth Meir Heth	Director	January 25, 2006

/s/ Moshe Many Moshe Many	Director	January 25, 2006

/s/ Leora Meridor Leora Meridor	Director	January 25, 2006

/s/ Max Reis Max Reis	Director	January 25, 2006

/s/ Carlo Salvi Carlo Salvi	Director	January 25, 2006

/s/ Michael Sela Michael Sela	Director	January 25, 2006

/s/ Dov Shafir Dov Shafir	Director	January 25, 2006

/s/ Gabriela Shalev Gabriela Shalev	Director	January 25, 2006

/s/ David Shamir David Shamir	Director	January 25, 2006

Harold Snyder	Director	____________

/s/ George S. Barrett George S. Barrett	Authorized U.S. Representative	January 25, 2006